UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

GRANITE FALLS ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Items 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Members to be Held on November 3, 2022, at 9:00 a.m. at Prairie’s Edge Casino Resort, 5616 Prairie’s Edge Lane, Granite Falls, Minnesota.

If you need directions to the location, call Granite Falls Energy, LLC at 320-564-3100 or email Stacie Schuler at sschuler@granitefallsenergy.com.

Granite Falls Energy, LLC, (the “Company,” “GFE,” “we,” “us,” “our,”) is pleased to utilize the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their members over the Internet. In accordance with this rule, members of record at the close of business on September 9, 2022, are being mailed this Notice of Internet Availability of Proxy Materials.

This Notice contains instructions on how to access our Proxy Statement, Proxy Card and Annual Report on Form 10-K online. If you would like to receive a printed copy of GFE’s proxy materials, you should follow the instructions for requesting such materials included in this Notice below. This Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available at www.granitefallsenergy.com or by mail. We encourage you to access and review the proxy materials before voting.

FREQUENTLY ASKED QUESTIONS

Q: What is “Notice and Access”?

A: Notice and Access is a term used to refer to a Securities and Exchange Commission rule that allows companies to furnish proxy materials to their members over the Internet. Under the rule, companies provide members with a notice indicating how to access the proxy materials online. This Notice and Access delivery replaces full package mail delivery of proxy materials with a much smaller two-page document. Full package delivery typically consists of an Annual Report on Form 10-K, Proxy Statement and Proxy Card, all of which you can request as described below.

Q: How do I access the proxy materials online?

A: The following proxy materials are available on GFE’s website at www.granitefallsenergy.com on the home page under “Investor Information”: • This Notice • Letter from the Chairman • Form 10-K for the fiscal year ended October, 31, 2021 • Notice of Special Meeting of Members • Proxy Statement • Proxy Card. You can print and complete the proxy card from our website. Alternatively, you may review the proxy materials online then complete, sign and date the proxy card being mailed to our members on or about September 20, 2022. Your proxy card must be received at Christianson PLLP, 302 SW 5th Street, Willmar, MN 56201, before 5:00 p.m. central time on November 2, 2022, in order to be valid. This will also help ensure a quorum at the meeting and will save the Company the expense of additional solicitations.

Q: How do I request paper copies of the Annual Report, Proxy Statement and my Proxy Card?

A: Paper copies can be requested by emailing our Chief Financial Officer, Stacie Schuler, at sschuler@granitefallsnenergy.com or by telephone call to the Company at 320-564-3100. There is no charge for paper copies. Paper copies should be requested no later than October 30, 2022, to facilitate timely delivery. You will only receive a paper copy if you request one.

Q: What is the purpose of the Special Meeting?

A: The purpose of the meeting is to consider and vote on the following proposals:

·	Amend and restate our Sixth Amended and Restated Operating Agreement dated March 23, 2017 (the “Current Operating Agreement”) to provide for three separate and distinct classes of units: Class A, Class B and Class C Units as set forth in the proposed Seventh Amended and Restated Operating Agreement (the “Proposed Operating Agreement”);

·	Reclassify our units into Class A, Class B and Class C Units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934 (the “Reclassification”);

·	Adjourn or postpone the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the matters under consideration; and

·	Transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Our Board of Governors recommends a vote FOR each of the foregoing proposals. Members of record as of September 9, 2022, are entitled to notice of, and to vote on, all matters at the Special Meeting and any reconvened meeting following any adjournments or postponements thereof.

Q: May I revoke my proxy or change my vote?

A: Yes. If you return your proxy card before the meeting and decide that you want to change your vote, you may revoke your proxy at any time prior to 5:00 p.m. central time on November 2, 2022, by delivering a written revocation and/or a new proxy card to Christianson PLLP, 302 SW 5th Street, Willmar, MN 56201. You may also revoke your proxy by attending the Special Meeting and delivering a written notice of revocation to our Chief Financial Officer, Stacie Schuler, at the commencement of the Special Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING. Notice of the Special Meeting, the Proxy Statement, Proxy Card and the Annual Report on Form 10-K for the fiscal year ended October 31, 2021, are available electronically at www.granitefallsenergy.com.